UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of Earliest Event Reported) November 8, 2007

                          NATIONAL R.V. HOLDINGS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

         Delaware                     001-12085                 33-0371079
-----------------------------  --------------------------  ---------------------
(State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
 of incorporation)                                           Identification No.)

                            100 West Sinclair Street
                            Perris, California 92571
--------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (951) 436-3000


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

    [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01. NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

(d) On November 8, 2007, National R.V. Holdings, Inc. (the "Company") issued a press release announcing the voluntary withdrawal of the quotation of its Common Stock from the OTC Bulletin Board (OTCBB: NRVH), as well as the termination of the registration of its Common Stock under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). The Company filed today a Form 15 with the Securities and Exchange Commission (the "SEC"), which would serve to immediately suspend its obligation to file reports under Section 13(a) of the Exchange Act. The Company anticipates that the termination of registration of its Common Stock and the termination of its obligation to file reports under
Section 13(a) of the Exchange Act will become effective on or about February 6, 2008. The Company expects that its Common Stock will no longer be traded on the OTC Bulletin Board as of today. It is expected that the Company's Common Stock will be quoted on the Pink Sheets under symbol NRVH.

A copy of the November 8, 2007 press release is included as Exhibit 99.1 hereto.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) 99.1 Press Release Announcing Filing of Form 15 dated November 8, 2007.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

                                              NATIONAL R.V. HOLDINGS, INC.



                                              By: /s/ Thomas J. Martini
                                                 -------------------------------
                                                      Thomas J. Martini
                                                      Chief Financial Officer



Date:  November 8, 2007